PALMER & DODGE LLP
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                   111 HUNTINGTON AVENUE AT PRUDENTIAL CENTER
                              BOSTON, MA 02199-7613



February 3, 2003

First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
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Dear Sir/Madam:

We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

Very truly yours,

/s/ Palmer & Dodge LLP

PALMER & DODGE LLP














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